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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                      Class A-1 [____]% Asset Backed Notes

                      Class A-2 [____]% Asset Backed Notes

                      Class A-3 [____]% Asset Backed Notes

                      Class A-4 [____]% Asset Backed Notes

                      Class A-5 [____]% Asset Backed Notes

                      Class A-6 [____]% Asset Backed Notes

                       Class B [____]% Asset Backed Notes

                       Class C [____]% Asset Backed Notes

                      ------------------------------------

                         CHASE ADMINISTRATION AGREEMENT

                           Dated as of October 1, 1997

                      ------------------------------------




                            The Chase Manhattan Bank

                               Chase Administrator

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                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----
         1.    Duties of Chase Administrator..........................  2
         2.    Records................................................  7
         3.    Compensation...........................................  7
         4.    Additional Information To Be Furnished to Issuer.......  7
         5.    Independence of Chase Administrator....................  7
         6.    No Joint Venture.......................................  7
         7.    Other Activities of Chase Administrator................  7
         8.    Term of Agreement; Resignation and Removal of Chase
               Administrator..........................................  8
         9.    Action upon Termination, Resignation or Removal........  9
         10.   CITSF Administration Agreements........................ 10
         11.   Notices................................................ 10
         12.   Amendments............................................. 11
         13.   Successors and Assigns................................. 12
         14.   GOVERNING LAW.......................................... 12
         15.   Headings............................................... 12
         16.   Counterparts........................................... 12
         17.   Severability........................................... 12
         18.   Not Applicable to Chase in Other Capacities............ 13
         19.   Limitation of Liability of Owner Trustee, Indenture
               Trustee and Chase Administrator........................ 13
         20.   Third-Party Beneficiary................................ 14
         21.   Nonpetition Covenants.................................. 14
         22.   Liability of Chase Administrator....................... 14

         EXHIBIT A         -  Form of Power of Attorney

         CHASE ADMINISTRATION AGREEMENT, dated as of October 1, 1997, among CHASE MANHATTAN MARINE OWNER TRUST 1997-A, a Delaware business trust (the "Issuer"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrator (the "Chase Administrator"), THE CIT GROUP/SALES FINANCING, INC. and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H :

         WHEREAS the Issuer is issuing the Class A-1 [____]% Asset Backed Notes (the "Class A-1 Notes"), the Class A-2 [____]% Asset Backed Notes (the "Class A-2 Notes"), the Class A-3 [____]% Asset Backed Notes (the "Class A-3 Notes"), the Class A-4 [____]% Asset Backed Notes (the "Class A-4 Notes"), the Class A-5 [____]% Asset Backed Notes (the "Class A-5 Notes"), the Class A-6 [____]% Asset Backed Notes (the "Class A-6 Notes"), the Class B [____]% Asset Backed Notes (the "Class B Notes") and the Class C [____]% Asset Backed Notes (the "Class C Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the Class B Notes, the "Notes") pursuant to the Indenture, dated as of October 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and the Indenture Trustee and the Asset Backed Certificates (the "Certificates") pursuant to the Trust Agreement, dated as of October 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Trust Agreement"), among Chase USA and Chase (as defined below), as Depositors, and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates, including (i) a Sale and Servicing Agreement, dated as of October 1, 1997 (the "Sale and Servicing Agreement") (capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Sale and Servicing Agreement), among the Issuer, Chase Manhattan Bank USA, N.A. ("Chase USA"), as a Seller, The Chase Manhattan Bank ("Chase"), as a Seller and The CIT Group/Sales Financing, Inc., as Servicer, (ii) the Trust Agreement and (iii) the Indenture (the Sale and Servicing Agreement, the Trust Agreement and the Indenture being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral pledged therefor pursuant to the Indenture (the "Collateral") and (b) the Certificates;

         WHEREAS the Issuer desires to have the Chase Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to herein, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request;


         WHEREAS the Chase Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Duties of Chase Administrator. (a) Duties with Respect to the Related Agreements. (i) Subsequent to the Closing Date, the Chase Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the following provisions of the Indenture:

                  (A) the preparation of or obtaining of the documents and instruments required for authentication of the Notes, if any, and delivery of the same to the Indenture Trustee (Section 2.2);

                  (B) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register and the office or offices where Notes may be surrendered for registration of transfer or exchange (Section 2.4);

                  (C) the notification of Noteholders of the final principal payment on their Notes (Section 2.7(b));

                  (D) the preparation of Definitive Notes and arranging the delivery thereof (Section 2.12);

                  (E) the maintenance of an office or agency in the City of New York for registration of transfer or exchange of Notes (Section 3.2);

                  (F) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 2.14);

                  (G) the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.3);

                  (H) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);


                  (I) the preparation of all supplements, amendments, if any, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                  (J) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                  (K) the notification of the Indenture Trustee and the Rating Agencies of an Event of Servicing Termination pursuant to the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                  (L) the delivery of notice to the Indenture Trustee of each Event of Default, Event of Servicing Termination and each default by the Seller under the Sale and Servicing Agreement (Section 3.18);

                  (M) the taking of such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture or to compel or secure the performance and observance by the Seller and the Servicer of their obligations under the Sale and Servicing Agreement (Sections 3.19 and 5.16);

                  (N) provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Section 6.6);

                  (O) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

                  (P) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture

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         Trustee or any co-trustee or separate trustee (Sections 6.8 and 6.10);

                  (Q) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                  (R) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the

         Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                  (S) the preparation of Issuer Orders and Issuer Requests and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1 and 9.2);

                  (T) the execution of new Notes conforming to any supplemental indenture (Section 9.5);

                  (U) provide the Indenture Trustee with the form of notice necessary to deliver the notification of the Class C Noteholders of redemption of the Class C Notes (Section 10.2);

                  (V) provide the Indenture Trustee with the form of notice necessary to deliver the notification of Noteholders of redemption of the Notes (Section 10.2);

                  (W) the preparation and delivery to the Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

                  (X) the recording of the Indenture, if applicable (Section 11.15).

         (b) Additional Duties. (i) In addition to the duties of the Chase Administrator set forth above, the Chase Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Chase

Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Chase Administrator.

           (ii) [Reserved.]


          (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Chase Administrator shall be responsible for performance of the duties of the Owner Trustee and the Issuer set forth in Sections 2.11, 2.12, 2.13 and 5.5(a), (b) and (c) and 5.7 of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders and the maintenance of Capital Accounts; provided, however, that the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

           (iv) The Chase Administrator may satisfy its obligations with respect to clause (iii) above by retaining, at the expense of the Chase
Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee which shall perform the obligations of the Chase Administrator thereunder.

           (v)  [Reserved.]

           (vi) The Chase Administrator shall perform the duties of the Chase Administrator specified in Section 10.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, the duties of the Chase Administrator specified in Section 10.5 of the Trust Agreement required to be performed in connection with the appointment and payment of co-Trustees, and any other duties expressly required to be performed by the Chase Administrator under the Trust Agreement.

          (vii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Chase Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Chase Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (viii) It is the intention of the parties hereto that the Chase Administrator shall, and the Chase Administrator hereby agrees to, execute on behalf of the Issuer or the Owner Trustee all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Chase Administrator, and to each successor Chase Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Chase Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions.

         (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Chase Administrator are non-ministerial, the Chase Administrator shall not take any action unless within a reasonable time before the taking of such action, the Chase Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                  (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                  (B) the amendment, change or modification of the Related Agreements;

                  (C) the appointment of successor Indenture Trustees pursuant to the Indenture, successor Paying Agents pursuant to the Amended and Restated Trust Agreement or successor Chase Administrators or the consent to the appointment of successor Note Registrars; and

                  (D) the removal of the Indenture Trustee.

           (ii) Notwithstanding anything to the contrary in this Agreement, the Chase Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders or the Certificateholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any action that the Issuer directs the Chase Administrator not to take on its behalf.

         2. Records. The Chase Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Owner Trustee, the Indenture Trustee and each Seller at any time during normal business hours.

         3. Compensation. As compensation for the performance of the Chase Administrator's obligations under this Agreement, the Chase Administrator shall be paid by the Servicer as set forth in Schedule D to the Sale and Servicing Agreement.


         4. Additional Information To Be Furnished to Issuer. The Chase Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request, including notification of Noteholders pursuant to Section 1(C) hereof.

         5. Independence of Chase Administrator. For all purposes of this Agreement, the Chase Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as the case may be, the Chase Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         6. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the Chase Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity or (ii) be construed to impose any liability as such on any of them.

         7. Other Activities of Chase Administrator. (a) Nothing herein shall prevent the Chase Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         (b) The Chase Administrator and its affiliates may generally engage in any kind of business with any person party to a Related Agreement, any of its affiliates and any person who may do business with or own securities of any such person or any of its affiliates, without any duty to account therefor to the Issuer, the Owner Trustee or the Indenture Trustee.

         8. Term of Agreement; Resignation and Removal of Chase Administrator.
(a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 8(e) and (f), the Chase Administrator may resign its duties hereunder by providing the Issuer, the Servicer and the Owner Trustee with at least 60 days' prior written notice.

         (c) Subject to Sections 8(e) and (f), the Issuer may remove the Chase Administrator without cause by providing the Chase Administrator with at least 60 days' prior written notice.

         (d) Subject to Sections 8(e) and (f), at the sole option of the Issuer, the Chase Administrator may be removed immediately upon written notice of termination from the Issuer to the Chase Administrator if any of the following events shall occur:

                    (i) the Chase Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                   (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Chase Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Chase Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Chase Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Chase Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Chase Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Servicer, the Owner Trustee and the Indenture Trustee within seven days after the happening of such event.

         (e) No resignation or removal of the Chase Administrator pursuant to this Section shall be effective until (i) a successor Chase Administrator shall have been appointed by the Issuer and (ii) such successor Chase Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Chase Administrator is bound hereunder.

         (f) The appointment of any successor Chase Administrator shall be effective only after receipt of written confirmation from each Rating Agency that the proposed appointment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes by such Rating Agency.

         (g) A successor Chase Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Chase Administrator and to the Issuer. Thereupon the resignation or removal of the resigning Chase Administrator shall become effective, and the successor Chase Administrator shall have all the rights, powers and duties of the Chase Administrator under this Agreement. The successor Chase Administrator shall mail a notice of its succession to the Noteholders and the Certificateholders. The resigning Chase Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Chase Administrator to the successor Chase Administrator and the resigning Chase Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Chase Administrator all rights, powers, duties and obligations hereunder.

         (h) In no event shall a resigning Chase Administrator be liable for the acts or omissions of any successor Chase Administrator hereunder.

         (i) In the exercise or administration of its duties hereunder and under the Related Documents, the Chase Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Chase Administrator shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Chase Administrator with due care.

         9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Chase Administrator pursuant to Section 8(b) or
(c), respectively, the Chase Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Chase Administrator shall forthwith upon termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Chase Administrator. In the event of the resignation or removal of the Chase Administrator pursuant to
Section 8(b) or (c), respectively, the Chase Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Chase Administrator.

         10. CITSF Administration Agreements. The Chase Administrator hereby agrees to succeed to the responsibilities, duties and liabilities of the CITSF Administrator under the CITSF Administration Agreement in accordance with
Section 7 (e) thereof upon the termination of the CITSF Administrator pursuant to Section 7(a)(ii) of the CITSF Administration Agreement.

         11. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:


         (a)  if to the Issuer or the Owner Trustee, to

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attention:  Corporate Trust Administration

                  with copies to:

                  (i) Chase Manhattan Bank USA, National Association 802 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention: Controller

                  (ii)        The Chase Manhattan Bank
                              c/o Chase Financial Corporation
                              260 West Huron
                              Cleveland, Ohio  44113
                              Attention: Chief Financial Officer
                                         (cc: General Counsel)

                  (iii)       The CIT Group/Sales Financing, Inc.
                              650 CIT Drive
                              Livingston, New Jersey  07039
                              Attention:  President

         (b)      if to the Chase Administrator, to

                              The Chase Manhattan Bank
                              c/o Chase Financial Corporation
                              260 West Huron
                              Cleveland, Ohio  44113
                              Attention:  Chief Financial Officer
                                          (cc: General Counsel)

         (c)      if to the Indenture Trustee, to

                              Norwest Bank Minnesota,
                              National Association
                              Sixth Street and Marquette Avenue
                              Minneapolis, Minnesota 55479-0070
                              Attention:  Asset-Backed Securities

         (d)      if to the Sellers, to

                  (i)         Chase Manhattan Bank USA, National Association

                              802 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention:  Controller

                  (ii)        The Chase Manhattan Bank
                              c/o Chase Financial Corporation
                              260 West Huron
                              Cleveland, Ohio  44113
                              Attention:  Chief Financial Officer
                                          (cc: General Counsel)

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee are effective only upon receipt.

         12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Chase Administrator and the Indenture Trustee, with the written consent of the Owner Trustee and without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, as evidenced by an Opinion of Counsel, materially adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Chase Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes representing a majority in the Outstanding Amount of the Notes and the holders of the Certificates representing a majority of the Certificate Interest of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Chase Administrator may not amend this Agreement without (i) the permission of each Seller, which permission shall not be unreasonably withheld and (ii) providing the Rating Agencies with prior written notice of such amendment.

         13. Successors and Assigns. This Agreement may not be assigned by the Chase Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to receipt by the Owner Trustee of written confirmation from each Rating Agency that such assignment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes by such Rating Agency in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Chase Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Chase Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Chase Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of the assignment in the same manner as the Chase Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         15. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         18. Not Applicable to Chase in Other Capacities. Nothing in this Agreement shall affect any obligation Chase may have in any other capacity.

         19. Limitation of Liability of Owner Trustee, Indenture Trustee and Chase Administrator. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.


         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall Norwest Bank Minnesota, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Chase Administrator) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware business trust, and that no personal liability whatever shall attach to or be incurred by any agent of the Issuer (including the Chase Administrator), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

         20. Third-Party Beneficiary. Each of the Sellers (to the extent provided in Section 11) and the Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         21. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Chase Administrator and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         22. Liability of Chase Administrator. Notwithstanding any provision of this Agreement, the Chase Administrator shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Chase Administrator shall be read into this Agreement. Neither the Chase Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct and in no event shall the

Chase Administrator be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Without limiting the foregoing, the Chase Administrator may (a) consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts and (b) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      CHASE MANHATTAN MARINE OWNER TRUST
                                      1997-A

                                      By: WILMINGTON TRUST COMPANY,
                                          not in its individual capacity
                                          but solely as Owner Trustee,

                                      By:
                                          ____________________________________
                                          Name:
                                          Title:

                                      NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        not in its individual
                                        capacity but solely as
                                        Indenture Trustee,

                                      By:
                                          ____________________________________
                                          Name: Marianna Stershic
                                          Title: Assistant Vice President

                                      THE CHASE MANHATTAN BANK,
                                        as Chase Administrator,


                                      By:
                                          ____________________________________
                                          Name:  Robert Krug
                                          Title: Vice President

                                      THE CIT GROUP/SALES FINANCING, INC.,
                                        as Servicer,

                                      By:
                                          ____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT A
                                                   [Form of Power of Attorney]

                               POWER OF ATTORNEY

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

          KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee ("Owner Trustee") for Chase Manhattan Marine Owner Trust 1997-A ("Trust"), does hereby make, constitute and appoint THE CHASE MANHATTAN BANK, as Chase Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Chase Administration Agreement, dated as of October 1, 1997, among the Trust, The Chase Manhattan Bank, as Chase Administrator, The CIT Group/Sales Financing, Inc. and Norwest Bank Minnesota, National Association, as Indenture Trustee, as such may be amended from time to time.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          EXECUTED this ____ day of _______, 199_.

                                  WILMINGTON TRUST COMPANY,
                                    not in its individual capacity
                                    but solely as Owner Trustee

                                  By:
                                     ____________________________________
                                     Name:
                                     Title: